As filed with the Securities and Exchange Commission on August 9, 2024

Registration No. 333-275062

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMPACT BIOMEDICAL INC.

(Exact name of registrant as specified in its charter)

Nevada	8731	85-3926944
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1400 Broadfield Blvd., Suite 130

Houston, TX 77084

Tel: (585) 325-3610

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank D. Heuszel

Chief Executive Officer

Impact BioMedical Inc.

1400 Broadfield Blvd., Suite 130

Houston, TX 77084

Tel: (585) 325-3610

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Darrin M. Ocasio, Esq.	Joseph M. Lucosky, Esq.
Sichenzia Ross Ference Carmel LLP	Lucosky Brookman LLP
1185 Avenue of the Americas, 31 Fl.	101 Wood Avenue South, 5th Floor
New York, NY 10036	Woodbridge, NJ 08830
Tel: (212) 930-9700	Tel: (732) 395-4400
Fax: (212) 930-9725	Fax: (732) 395-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment to the Registration Statement on Form S-1 (File No. 333-275062) is filed solely to amend Item 16 of Part II thereof in order to update certain exhibits thereto. This Amendment does not modify any provision of the preliminary prospectus contained in Part I. Accordingly, the preliminary prospectus has been omitted.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

INDEX TO EXHIBITS

The following exhibits to this registration statement included in the Index to Exhibits are incorporated by reference.

Exhibit Number	Exhibit Description
1.1**	Form of Underwriting Agreement between the Company and Revere Securities, LLC

3.1**	Amended and Restated Articles of Incorporation of Impact BioMedical Inc. dated July 29, 2020

3.2**	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Impact BioMedical Inc.

3.3**	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Impact BioMedical Inc.

3.4**	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Impact BioMedical Inc.

3.5**	Bylaws of the Company

3.6**	Certificate of Designation of Series A Convertible Preferred Stock

4.1**	Form of Underwriter Warrant

5.1	Opinion of Sichenzia Ross Ference Carmel LLP

10.1**	Share Exchange Agreement dated as of April 27, 2020, among Document Security Systems, Inc., DSS BioHealth Security, Inc., Singapore Development Limited and Global BioMedical Pte Ltd.

10.2**	Subscription Agreement dated December 19, 2020, between the Company and BioMed Technologies Asia Pacific Holdings Limited

10.3**	Promissory Note with Dustin Michael Crum dated February 21, 2021

10.4**	Stock Purchase Agreement dated March 15, 2021 between the Company and Vivacitas Oncology Inc.

10.5**	Convertible Promissory Note dated May 14, 2021

10.6**	Revolving Promissory Note dated December 31, 2020

10.7**	Royalty Agreement by and between Global BioLife Inc. and Chemia Corporation, dated August 15, 2018

10.8**	Addendum to Royalty Agreement by and between Global BioLife Inc. and Chemia Corporation, dated November 27, 2018

10.9**	Distribution Agreement by and between BioMed Technologies Asia Pacific Holdings Limited and Impact BioMedical Inc., dated December 9, 2020

10.10**	Global BioLife, Inc. Stockholders’ Agreement among Global BioLife, Inc., Global BioMedical, Inc., Holista Colltech Limited, and GRDG Sciences, LLC, dated April 26, 2017

10.11**	Amendment No. 1 to Global BioLife, Inc. Stockholders’ Agreement among Global BioLife, Inc., Global BioMedical, Inc., Holista Colltech Limited, and GRDG Sciences, LLC, dated May 22, 2018

10.12**	Amendment No. 2 to Global BioLife, Inc. Stockholders’ Agreement among Global BioLife, Inc., Global BioMedical, Inc., Holista Colltech Limited, and GRDG Sciences, LLC, dated August 2020

10.13**	Impact BioLife Science, Inc. Stockholders Agreement among Impact BioLife Science, Inc., Impact BioMedical Inc. and GRDG Sciences, LLC, dated December 11, 2020

10.14**	Licensing Proceeds Distribution Agreement with GRDG Sciences, LLC dated May 16, 2022

10.15**	Amendment No. 1 to Revolving Promissory Note dated December 31, 2021.

10.16**	Amendment No. 2 to Revolving Promissory Note dated March 31, 2022.

10.17**	License Agreement with ProPhase Labs, Inc. dated March 17, 2022.

10.18**	License Agreement with ProPhase Labs, Inc. dated July 18, 2022.

10.19**	Licensing Proceeds Distribution Agreement with GRDG Sciences, LLC dated February 15, 2022.

10.20**	Share Exchange Agreement between Impact BioMedical Inc. and DSS BioHealth Security, Inc.

10.21**	Amendment to Promissory Note effective January 18, 2024 between Impact BioMedical Inc. and DSS, Inc.

14.1**	Impact BioMedical Employee Handbook

16.1**	Letter from Turner Stone & Company LLP

21.1**	List of subsidiaries of Impact BioMedical Inc.

23.1**	Consent of Grassi & Co., CPAs, P.C.

23.2	Consent of Sichenzia Ross Ference LLP (included as part of Exhibit 5.1).

99.1**	Charter of the Compensation Committee

99.2**	Charter of the Audit Committee

99.3**	Charter of the Nominating and Corporate Governance Committee

107**	Filing Fee Table

**	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of West Henrietta, New York on the 9th day of August 2024.

IMPACT BIOMEDICAL INC.

	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	President

Dated: August 9, 2024

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frank D. Heuszel, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank D. Heuszel
Frank D. Heuszel	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and President	August 9, 2024

/s/ Jason Grady
Jason Grady	Director	August 9, 2024

/s/ Todd D. Macko
Todd D. Macko	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer	August 9, 2024

/s/ Mark Suseck
Mark Suseck	Chief Operating Officer	August 9, 2024

/s/ Dr. Elise Brownell
Dr. Elise Brownell	Director	August 9, 2024

/s/ Melissa Sims
Melissa Sims	Director	August 9, 2024

/s/ Castel Hibbert
Castel Hibbert	Director	August 9, 2024

/s/ Christian Zimmerman
Christian Zimmerman	Director	August 9, 2024

/s/ David Keene
David Keene	Director	August 9, 2024

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